UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2003

Date of Report (Date of Earliest Event Reported)

PROBUSINESS SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22227	94-2976066

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4125 Hopyard Road
Pleasanton, CA 94588

(Address of principal executive offices)

(925) 737-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

     On March 25, 2003, ProBusiness Services, Inc. announced that at its special meeting stockholders approved the merger of ProBusiness with a wholly owned subsidiary of Automatic Data Processing, Inc..

     A press release regarding the results of the stockholder vote at the reconvened special meeting is filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

     99.1 Press Release dated March 25, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2003	PROBUSINESS SERVICES, INC.

	By:	/s/ Thomas H. Sinton

Thomas H. Sinton Chairman of the Board, President and Chief Executive Officer

INDEX TO EXHIBITS

Index
Number	Description of Document

99.1	Press release dated March 25, 2003.